SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2000

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

In a release dated January 25, 2000, Compaq Computer Corporation (NYSE: CPQ) announced worldwide revenue of $10.5 billion for the fourth quarter ended December 31, 1999, a decrease of 4 percent (1 percent at constant currency) compared with the fourth quarter of 1998 and an increase of 14 percent sequentially. Compaq reported fourth quarter 1999 net income totaling $332 million, or $0.19 per diluted common share, compared with $758 million, or $0.43 per diluted common share, in the year-earlier period. The news release is attached as Exhibit 99.

ITEM 7. Exhibits.

Exhibit 99 News Release dated January 25, 2000 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: January 26, 2000	By: /s/ Linda S. Auwers Linda S. Auwers Vice President, Associate General Counsel and Secretary